Exhibit 10 (r)
December 9, 1996



Hue Thomas
Vice President
Owens & Minor
4800 Cox Road
Glen Allen, VA  23060

RE: Extension of Enhanced Medical-Surgical Authorized
Distribution Agreement - November 18, 1993

Dear Hue,

VHA and Owens & Minor agree to extend all the current terms and conditions of the Enhanced Medical-Surgical Authorized
Distribution Agreement until June 30, 1997. Please sign this document to me no later than December 19, 1996.
Enclosed is a FED EX envelope for your convenience in returning this document to me.

Sincerely,
By /s/ Larry Dooley
   -----------------
Vice President, Distribution Services

cc:  Richard Heard
     Rick Browning
     Dwight Winstead


NAME:     By /s/ Hue Thomas, III
             -------------------
TITLE:    Vice President
COMPANY:  Owens & Minor
DATE:     January 7, 1997